CONSULTING AGREEMENT

         THIS CONSULTING AGREEMENT ("this agreement") is made and entered into this &M day of January 1996, by and between TLD3 Investment Group, INC., a Florida Corporation, hereinafter referred to as "the Consultant" and WHITESTONE INDUSTRIES INC, a Delaware Corporation, hereinafter referred to as the "Company".

        WHEREAS, the Consultant is desirous of being engaged by the Company, and the Company has agreed to engage the Consultant upon certain terms and conditions contained in this Consulting agreement, one of which is the execution of this agreement by the Consultant;

        WHEREAS, the Consultant, by virtue of the Consultant's relationship with the Company has become familiar with the business of the Company;

        WHEREAS, the Company requires Consulting services relating to its' expansion into the international marketplace and the Company desires to employ Consultant to provide such services.

        NOW, THEREFORE, in consideration of the mutual agreements herein made, the Company and the Consultant do hereby agree as follows:

        1. ENGAGEMENT.   The  Company  hereby  engages  the  Consultant  on  a
non-exclusive basis and the Consultant hereby accepts such engagement upon the terms and conditions hereinafter set forth.

        2. TERM. The Term of this agreement shall begin upon execution of this agreement and terminate on twelve months thereafter.

        3. COMPENSATION. As the Consultant's compensation for services provided under this agreement, the Company shall issue to the Consultant a fee of 1 30,000 Post-Split free trading S-8 shares (as that term is defined by the Securities Act of 1 9 33) of the Company.

        4. TIME FOR COMPENSATION. Said Stock to be issued by the Company on or before June 10, 1996.


        5. SERVICES OF THE Consultant. The Consultant shall provide consulting services in any or all of the following areas:

        i. Identification,  evaluation, structuring,  negotiating and closing of
business   Acquisitions,   Consolidations,   Mergers  and  Strategic   Alliances
internationally;

        ii.   Technical  and  Analytical   Consulting   concerning   management,
marketing, Corporate Organization and Structure, and Expansion of Products in the international marketplace; and

        iii. Analysis and evaluation of new product lines for international markets.

         6. REPRESENTATION AND INDEMNIFICATION OF Company.

        6. REPRESENTATION AND INDEMNIFICATION OF Company.
        i) The Company shall be deemed to make a continuing representation of the accuracy of any and all material facts, material information, and data which it supplies to Consultant and the Company acknowledges its awareness that Consultant will rely on such continuing representation in disseminating such information and otherwise performing its investor relations functions.

        ii) Consultant In the absence of notice in writing from the Company will rely on continuing accuracy of material, information, and data supplied by the Company.

        iii) Company hereby authorized Consultant to issue, in Consultants sole discretion, corrective, amendatory, supplemental, or explanatory press releases, shareholder communications and reports, or date supplied to analysts, broker-dealers, market makers, or other members of the financial community.

        iv) The Company hereby agrees to indemnify the Consultant against, and to hold the Consultant harmless from, any claims, demands, suits, loss, damages, etc. arising our of the Consultants reliance upon the accuracy nd continuing accuracy of such facts, material, information and data, unless the Consultant has been grossly negligent in fulfilling his duties and obligations hereunder.

        v) The Company hereby agrees to indemnify the Consultant against, and to hold the Consultant harmless from, any claims, demands, suits, loss, damages, etc. arising our of the Consultants reliance upon the general availability of information supplied to the Consultant and the Consultant's ability to promulgate such information, unless the Consultant has been negligent in fulfilling his duties and obligations hereunder.

        7. REPRESENTATION AND INDEMNIFICATION BY Consultant.
        i)The Consultant shall devote time and effort in performing services hereunder as is reasonably required and at reasonable times.

        ii) The Consultant agrees that it will not release or disseminate any information pertaining to the Company or its shareholders without providing the Company with an advance copy thereof and obtaining authorization for such release and dissemination.

        iii) The Consultant hereby agrees to indemnify the Company against, and to hold harmless from, any claims, demands, suits, loss and damages arising out of any inaccurate statement or misrepresentation provided that such indemnification shall not pertain to any information provided by or attributable to the Company.

        8. TERMINATION. This agreement may not be terminated by either party prior to the expiration of the term except as follows:
        i) upon the bankruptcy of either party;
        ii) upon either party having or applying for a receiver appointed for all or a substantial part of such party's assets or business;
        iii) upon a material breach by either party;
        iv) upon the death of the Consultant;
        v) No such termination shall affect the receipt of consideration therefore received by the Consultant.

        9. SELECTION OF ENTITIES. The Consultant in its sole and absolute discretion shall hire, retain, or employ such individuals, corporations, partnerships or other entity or entities to perform services as Consultant deems necessary for performance of obligations hereunder.

        10. COSTS AND EXPENSES. All costs, expenses and compensation that the Consultant shall incur as a result of the aforementioned services on behalf of the Company shall be the sole responsibility of the Company.

        11. PARTIES RELATIONSHIP. The Consultant shall not by reason of this agreement or the performance of duties hereunder unless otherwise agreed between the parties, by or be deemed to be, an employee, agent, partner, co-venturer or controlling person of the Company; The Consultant shall have no power to enter into any agreement on behalf of or otherwise bind the Company. The Consultant shall not have or be deemed to have, any fiduciary obligation or duties to the Company and is not an agent to the Company. Neither party to this agreement is intended to have any interest in the business or property of the other.

        12. ASSIGNABILITY. This contract is not assignable by the Consultant but shall be assignable by the Company in connection with the sale, transfer or other disposition of its business or to any of the Company's affiliated controlled by or under common control with the Company.

        13. HOLD HARMLESS. The Company agrees to indemnify, defend, save and hold harmless the Consultant and its' agents from and against, any and all claims, losses, damages, liabilities or expenses related to, growing out of or arising from: 1) Any representation based on facts, material, information and data made by Company and relied upon by Consultant; 11) Any service provided to or by the Consultant pursuant to this agreement.

        14. SEVERABILITY. If any part of this agreement is adjudged invalid, illegal, or unenforceable, the remaining parts shall be enforceable.

        15. PARAGRAPH HEADINGS. The headings of the paragraphs contained in this agreement are for convenience only, and are not to be considered a part of this agreement or used in determining Its content or context.

        16. LAW. Any dispute between the Consultant and the Company involving the Interpretation or application of any provision of this contract shall be governed by the laws of the State of Florida. Venue will be In Palm Beach County Florida.

        17. OTHER AGREEMENTS. The parties represent that no other agreement, oral or written, exists between them. This contract sets forth the entire agreement between the parties hereto and cannot be modified or supplemented orally.

        18. NOTICES. Any notice required or permitted to be given under this agreement shall be sufficient if in writing and if sent by certified mail, return receipt requested, to the principal office of the party to be so notified.

        19. COUNTERPARTS. This agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute but one agreement.

        IN WITNESS WHEREOF, the parties hereto, Intending to be legally bond, have executed this agreement on the date above.

TLD3 INVESTMENT GROUP


/s/Tom DiStefano
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BY: Tom DiStefano III


- --------------------
WITNESS


- ---------------------
WITNESS



WHITESTONE INDUSTRIES, INC.


/s/ Donald R. Yu
- ----------------------
BY: DONALD R. YU


- ----------------------
WITNESS


- ----------------------
WITNESS